Exhibit 10.31

THIS 2nd LOAN EXTENSION (the "Agreement") is made and entered into on November 8, 2018, to be considered effective as of July 31, 2018, between Stealth Technologies, Inc., a Nevada corporation (the 'Company"), and BHP Capital NY, Inc., a New York corporation (the "Holder").

WHEREAS, the Company and the Holder agree to enter into this Agreement in order to extend the maturity of the Amended and Restated Convertible Promissory Note of $193,3000 face value note dated August 13, 2018 (the Note).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

Note Maturity Extension: The Holder and the Company agree to extend the Maturity of the Note until November 30, 2018. All other provisions of the Note will remain unchanged.

The above Maturity Extension will be contingent on the following:

1.	Compensation: The Company will compensate BHP Capital NY, Inc. via wire transfer in the total amount of $8,000.

2.	Payment Date: Payment is received by the Holder the earlier of (i) 5pm EDT November 15h, 2018, or (ii) 5 calendar days from the filing of the Company's 2018 Q2 10-Q.

Failure to Make Payment on Payment Date: Should the Company fail to make the Compensation payment identified above within the prescribed Payment Date, the Company will be given a 10 calendar day curing period to make such payment, provided the Company pays the Holder $3,000 by wire on or before the Payment Date above, as a payment extension fee.

Further Assurances. Each party shall do and perform, or cause to be done and performed, the Note Maturity Extension.

Effectiveness. This Agreement shall become effective immediately upon the full execution of this Agreement by the Company and the Holder and shall remain in effect provided full payment is received by the Payment Date above.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Stealth Technologies, Inc

By:		By:
Title:		Title:

	Date: October 30, 2018		Date: November 8, 2018